ADMINISTRATION, ACCOUNTING AND TRANSFER AGENCY AGREEMENT

     AGREEMENT dated as of August 8, 2002 between DIAMOND HILL CAPITAL MANAGEMENT, INC. ("DHCM"), an Ohio corporation, and INTEGRATED FUND SERVICES, INC. ("Integrated"), an Ohio corporation.

     WHEREAS, Diamond Hill Funds (the "Trust") is an investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"), which is divided into several series of shares; and

     WHEREAS, the Trust has engaged DHCM to act as investment adviser to and perform certain administrative services for the Trust; and

     WHEREAS, DHCM wishes to employ the services of Integrated to perform certain services for the Trust, including serving as administrative services agent, accounting services and pricing agent and transfer, shareholder servicing and dividend disbursing agent; and

     WHEREAS, Integrated wishes to provide such services under the conditions set forth below;

     NOW, THEREFORE, in consideration of the premises and mutual covenants contained in this Agreement, DHCM and Integrated agree as follows:

     1.   APPOINTMENT.
          -----------

          DHCM hereby employs Integrated as agent to perform those services described in this Agreement for the Trust. Integrated shall act under such appointment and perform the obligations thereof upon the terms and conditions hereinafter set forth.

     2.   DOCUMENTATION.
          -------------

          DHCM will furnish from time to time the following documents:

          A. Each resolution of the Board of Trustees of the Trust authorizing the original issue of its shares;

          B. Each Registration Statement filed with the Securities and Exchange Commission (the "SEC") and amendments thereof;

          C. A certified copy of the Agreement and Declaration of Trust and the Bylaws of the Trust and each amendment thereto;

          D. Certified copies of each resolution of the Board of Trustees authorizing officers to give instructions to Integrated;

          E. Copies of all agreements with service providers, including advisory agreements, sub-advisory agreements, underwriting and dealer agreements and custody agreements in effect;

          F.  Copies  of  all  documents   relating  to  special  investment  or
withdrawal plans which are offered or may be offered in the future by the Trust and for which Integrated is to act as plan agent; and

          G. Such other certificates, documents or opinions which Integrated may, in its discretion, deem necessary or appropriate in the proper performance of its duties.

                                 ADMINISTRATION

     3.   TRUST ADMINISTRATION.
          --------------------

          Subject to the direction and control of the Trustees of the Trust, Integrated shall perform the services to the Funds detailed in Schedule A.

     4.   TAXES.
          ------

          Integrated will prepare in the appropriate form, file with the Internal Revenue Service and appropriate state agencies, and make available for mailing to shareholders of the Trust such returns for reporting dividends and distributions paid by the Trust as are required to be so prepared, filed and mailed.

     5.   FORM N-SAR.
          ----------

          Integrated shall maintain such records within its control and shall be requested by the Trust to assist the Trust in fulfilling the requirements of Form N-SAR.

                                   ACCOUNTING

     6.   CALCULATION OF NET ASSET VALUE.
          ------------------------------

          Integrated will maintain and keep current the general ledger for each series of the Trust, recording all income and expenses, capital share activity and security transactions of the Trust. Integrated will calculate the net asset value of each series of the Trust and the per share net asset value of each series of the Trust, in accordance with the Trust's current prospectus and statement of additional information, once daily as of the time selected by the Trust's Board of Trustees. Integrated will prepare and maintain a daily valuation of all securities and other assets of the Trust in accordance with instructions from a designated officer of the Trust and in the manner set forth in the Trust's current prospectus and statement of additional information. In valuing securities of the Trust, Integrated may contract with, and rely upon market quotations provided by, outside services.

     7.   PAYMENT OF TRUST EXPENSES.
          -------------------------

          Integrated shall process each request received from the Trust or its authorized agents for payment of the Trust's expenses. Upon receipt of written instructions signed by an officer or other authorized agent of the Trust, Integrated shall prepare checks in the appropriate amounts which shall be signed by an authorized officer of Integrated and mailed to the appropriate party.

     8.   OTHER SERVICES.
          --------------

          Subject to the direction and control of the Trustees of the Trust, Integrated shall perform the services to the Funds detailed in Schedule B.

                                 TRANSFER AGENCY

     9.   INTEGRATED TO RECORD SHARES.
          ---------------------------

          Integrated shall record the issuance of shares of the Trust and maintain pursuant to applicable rules of the SEC a record of the total number of shares of the Trust which are authorized, issued and outstanding, based upon data provided to it by the Trust. Integrated shall also provide the Trust on a regular basis or upon reasonable request the total number of shares which are authorized, issued and outstanding, but shall have no obligation when recording the issuance of the Trust's shares, except as otherwise set forth herein, to monitor the issuance of such shares or to take cognizance of any laws relating to the issue or sale of such shares, which functions shall be the sole responsibility of the Trust. Integrated shall not handle physical shares.

     10.  INTEGRATED TO VALIDATE TRANSFERS.
          --------------------------------

          Upon receipt of a proper request for transfer and upon surrender to Integrated of certificates, if any, in proper form for transfer, Integrated shall approve such transfer and shall take all necessary steps to effectuate the transfer as indicated in the transfer request. Upon approval of the transfer, Integrated shall notify the Trust in writing of each such transaction and shall make appropriate entries on the shareholder records maintained by Integrated.

     11.  RECEIPT OF FUNDS.
          ----------------

          Upon receipt of any check or other instrument drawn or endorsed to it as agent for, or identified as being for the account of, the Trust, Integrated shall stamp the check or instrument with the date of receipt, determine the amount thereof due the Trust and shall forthwith process the same for collection. Upon receipt of notification of receipt of funds eligible for share purchases in accordance with the Trust's then current prospectus and statement of additional information, Integrated shall notify the Trust, at the close of each business day, in writing of the amount of said funds credited to the Trust and deposited in its account with the Custodian.

     12.  PURCHASE ORDERS.
          ---------------

          Upon receipt of an order for the purchase of shares of the Trust, accompanied by sufficient information to enable Integrated to establish a shareholder account, Integrated shall, as of the next determination of net asset value after receipt of such order in accordance with the

Trust's then current prospectus and statement of additional information, compute the number of shares due to the shareholder, credit the share account of the shareholder, subject to collection of the funds, with the number of shares so purchased, shall notify the Trust in writing or by computer report at the close of each business day of such transactions and shall mail to the shareholder and/or dealer of record a notice of such credit when required by applicable securities laws or regulations.

     13.  RETURNED CHECKS.
          ---------------

          In the event that Integrated is notified by the Trust's Custodian that any check or other order for the payment of money is returned unpaid for any reason, Integrated will:

          A. Give prompt notification to the Trust of the non-payment of said check;

          B. In the absence of other instructions from the Trust, take such steps as may be necessary to redeem any shares purchased on the basis of such returned check and cause the proceeds of such redemption plus any dividends declared with respect to such shares to be credited to the account of the Trust and to request the Trust's Custodian to forward such returned check to the person who originally submitted the check; and

          C. Notify the Trust of such actions and correct the Trust's records maintained by Integrated pursuant to this Agreement.

     14.  DIVIDENDS AND DISTRIBUTIONS.
          ---------------------------

          The Trust shall furnish Integrated with appropriate evidence of Trustee action authorizing the declaration of dividends and other distributions. Integrated shall establish procedures in accordance with the Trust's then current prospectus and statement of additional information and with other authorized actions of the Trust's Board of Trustees under which it will have available from the Custodian or the Trust any required information for each dividend and other distribution. After deducting any amount required to be withheld by any applicable laws, Integrated shall, as agent for each shareholder who so requests, invest the dividends and other distributions in full and fractional shares in accordance with the Trust's then current prospectus and statement of additional information. If a shareholder has elected to receive dividends or other distributions in cash, then Integrated shall disburse dividends to shareholders of record in accordance with the Trust's then current prospectus and statement of additional information. Integrated shall, on or before the mailing date of such checks, notify the Trust and the Custodian of the estimated amount of cash required to pay such dividend or distribution, and the Trust shall instruct the Custodian to make available sufficient funds therefore in the appropriate account of the Trust. Integrated shall mail to the shareholders periodic statements, as requested by the Trust, showing the number of full and fractional shares and the net asset value per share of shares so credited. When requested by the Trust, Integrated shall prepare and file with the Internal Revenue Service, and when required, shall address and mail to shareholders, such returns and information relating to dividends and distributions paid by the Trust as are required to be so prepared, filed and mailed by applicable laws, rules and regulations.

     15.  UNCLAIMED DIVIDENDS AND UNCLAIMED REDEMPTION PROCEEDS.
          -----------------------------------------------------

          Integrated shall, at least annually, furnish in writing to the Trust the names and addresses, as shown in the shareholder accounts maintained by Integrated, of all shareholders for which there are, as of the end of the calendar year, dividends, distributions or redemption proceeds for which checks or share certificates mailed in payment of distributions have been returned. Integrated shall use its best efforts to contact the shareholders affected and to follow any other written instructions received from the Trust concerning the disposition of any such unclaimed dividends, distributions or redemption proceeds.

     16.  REDEMPTIONS AND EXCHANGES.
          -------------------------

          A. Integrated shall process, in accordance with the Trust's then current prospectus and statement of additional information, each order for the redemption of shares accepted by Integrated. Upon its approval of such redemption transactions, Integrated, if requested by the Trust, shall mail to the shareholder and/or dealer of record a confirmation showing trade date, number of full and fractional shares redeemed, the price per share and the total redemption proceeds. For each such redemption, Integrated shall either: (a) prepare checks in the appropriate amounts for approval and verification by the Trust and signature by an authorized officer of Integrated and mail the checks to the appropriate person, or (b) in the event redemption proceeds are to be wired through the Federal Reserve Wire System or by bank wire, cause such proceeds to be wired subject to approval and verification of the appropriate amounts by the Trust in federal funds to the bank account designated by the shareholder, or (c) effectuate such other redemption procedures which are authorized by the Trust's Board of Trustees or its then current prospectus and statement of additional information. The requirements as to instruments of transfer and other documentation, the applicable redemption price and the time of payment shall be as provided in the then current prospectus and statement of additional information, subject to such supplemental instructions as may be furnished by the Trust and accepted by Integrated. If Integrated or the Trust determines that a request for redemption does not comply with the requirements for redemptions in accordance with the Trust's then current prospectus and statement of additional information, Integrated shall notify the shareholder indicating the reason therefore.

          B. If shares of the Trust are eligible for exchange with shares of any other investment company, Integrated, in accordance with the then current prospectus and statement of additional information and exchange rules of the Trust, shall review and approve all exchange requests and shall, on behalf of the Trust's shareholders, process such approved exchange requests.

          C. Integrated shall notify the Trust and the Custodian on each business day of the amount of cash required to meet payments made pursuant to the provisions of this Paragraph, and, on the basis of such notice, the Trust shall instruct the Custodian to make available from time to time sufficient funds therefore in the appropriate account of the Trust. Procedures for effecting redemption orders accepted from shareholders or dealers of record by telephone or other methods shall be established by mutual agreement between Integrated and the Trust consistent with the Trust's then current prospectus and statement of additional information.

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

          D. The authority of Integrated to perform its responsibilities under Paragraph 12, Paragraph 14, and this Paragraph 16 shall be suspended with respect to any series of the Trust upon receipt of notification by it of the suspension of the determination of such series' net asset value.

     17.  AUTOMATIC WITHDRAWAL PLANS.
          --------------------------

          Integrated will process automatic withdrawal orders pursuant to the provisions of the withdrawal plans duly executed by shareholders and the current prospectus and statement of additional information of the Trust. Payments upon such withdrawal order shall be made by Integrated from the appropriate account maintained by the Trust with the Custodian on approximately the last business day of each month in which a payment has been requested, and Integrated will withdraw from a shareholder's account and present for repurchase or redemption as many shares as shall be sufficient to make such withdrawal payment pursuant to the provisions of the shareholder's withdrawal plan and the current prospectus and statement of additional information of the Trust. From time to time on new automatic withdrawal plans a check for payment date already past may be issued upon request by the shareholder.

     18.  WIRE-ORDER PURCHASES.
          --------------------

          Integrated will send written confirmations to the dealers of record containing all details of the wire-order purchases placed by each such dealer by the close of business on the business day following receipt of such orders by Integrated. Upon receipt of any check drawn or endorsed to the Trust (or Integrated, as agent) or otherwise identified as being payment of an outstanding wire-order, Integrated will stamp said check with the date of its receipt and deposit the amount represented by such check to Integrated's deposit accounts maintained with the Custodian. Integrated will cause the Custodian to transfer federal funds in an amount equal to the net asset value of the shares so purchased to the Trust's account with the Custodian, and will notify the Trust before noon of each business day of the total amount deposited in the Trust's deposit accounts, and in the event that payment for a purchase order is not received by Integrated or the Custodian on the tenth business day following receipt of the order, prepare a National Association of Securities Dealers ("NASD") "notice of failure of dealer to make payment."

     19.  TAXES.
          -----

          Integrated shall withhold such sums as are required to be withheld under applicable federal and state income tax laws, rules and regulations.

     20.  OTHER PLANS.
          -----------

          Integrated will process such accumulation plans, automatic withdrawal plans, group programs and other plans or programs for investing in shares of the Trust mutually agreed upon by Integrated and the Trust in accordance with the Trust's current prospectus and statement of additional information and will act as plan agent for shareholders pursuant to the terms of such plans and programs duly executed by such shareholders, if so agreed upon by Integrated and the Trust.

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

     21.  RECORDKEEPING AND OTHER INFORMATION.
          -----------------------------------

          A. Prior to the commencement of Integrated's responsibilities under this Agreement, if applicable, the Trust shall deliver or cause to be delivered over to Integrated (i) an accurate, certified list of shareholders of the Trust, showing each shareholder's address of record, number of shares owned and whether such shares are represented by outstanding share certificates and (ii) all shareholders records, files, and other materials necessary or appropriate for proper performance of the functions assumed by Integrated under this Agreement including, without limitation, special instructions regarding withholding, dividend options and householding (collectively referred to as the "Materials"). The Trust shall on behalf of each applicable series or class indemnify and hold Integrated harmless from and against any and all losses, damages, costs, charges, counsel fees, payments, expenses and liability arising out of or attributable to any error, omission, inaccuracy or other deficiency of the Materials, or out of the failure of the Trust to provide any portion of the Materials or to provide any information in the Trust's possession or control reasonably needed by Integrated to perform the services described in this Agreement.

          B. Integrated shall create and maintain all records required by applicable laws, rules and regulations, including but not limited to records required by Section 31(a) of the 1940 Act and the rules thereunder, as the same may be amended from time to time, pertaining to the various functions performed by it and not otherwise created and maintained by another party pursuant to contract with the Trust. All such records shall be the property of the Trust at all times and shall be available for inspection and use by the Trust. Where applicable, such records shall be maintained by Integrated for the periods and in the places required by Rules 31a-1 and 31a-2 under the 1940 Act. The retention of such records shall be at the expense of the Trust. Integrated shall make available during regular business hours all records and other data created and maintained pursuant to this Agreement for reasonable audit and inspection by the Trust or its agents, or any regulatory agency having authority over the Trust.

     22.  SHAREHOLDER RECORDS.
          -------------------

          Integrated shall maintain records for each shareholder account showing the following:

          A. Names, addresses and tax identifying numbers;

          B. Name of the dealer of record, if any;

          C. Number of shares held of each series;

          D. Historical information regarding the account of each shareholder, including dividends and distributions in cash or invested in shares;

          E. Information with respect to the source of all dividends and distributions allocated among income, realized short-term gains and realized long-term gains;

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

          F. Any instructions from a shareholder including all forms furnished by the Trust and executed by a shareholder with respect to (i) dividend or distribution elections and (ii) elections with respect to payment options in connection with the redemption of shares;

          G. Any correspondence relating to the current maintenance of a shareholder's account;

          H. Certificate numbers and denominations for any shareholder holding certificates;

          I. Any stop or restraining order placed against a shareholder's account;

          J. Information with respect to withholding in the case of a foreign account or any other account for which withholding is required by the Internal Revenue Code of 1986, as amended; and

          K. Any information required in order for Integrated to perform the calculations contemplated under this Agreement.

     23.  SHAREHOLDER SERVICE AND CORRESPONDENCE.
          --------------------------------------

          Integrated will provide and maintain adequate personnel, records and equipment to receive and answer all shareholder and dealer inquiries relating to account status, share purchases, redemptions and exchanges and other investment plans available to Trust shareholders. Integrated will answer written correspondence from shareholders relating to their share accounts and such other written or oral inquiries as may from time to time be mutually agreed upon, and Integrated will notify the Trust of any correspondence or inquiries which may require an answer from the Trust. Integrated will maintain all NASD correspondence necessary to adhere to all NASD regulations.

     24.  ANTI-MONEY LAUNDERING COMPLIANCE PROGRAM.
          ----------------------------------------

          Integrated will provide the Anti-Money Laundering Compliance Program Service (AML Service) in accordance with the Service Description Document (Schedule C). Integrated accepts the AML Service delegation and will allow federal examiners to obtain information and records relating to the AML Service and to inspect Integrated in connection with Integrated's implementation and operation of the Client's AML Service.

                               GENERAL PROVISIONS

     25.  SHAREHOLDER INFORMATION.
          -----------------------

          Nonpublic personal shareholder information shall remain the sole property of the Trust. Such information shall not be disclosed or used for any purpose except in connection with the performance of the duties and responsibilities described herein or as required or permitted by law. The provisions of this paragraph shall survive the termination of this Agreement.

          The parties agree to comply with any and all regulations promulgated by the SEC or other applicable laws regarding the confidentiality of shareholder information.

     26.  DATA ACCESS AND PROPRIETARY INFORMATION.
          ---------------------------------------

          The Trust acknowledges that the data bases, computer programs, screen formats, report formats, interactive design techniques, and documentation manuals furnished to the Trust by Integrated as part of the Trust's ability to access certain Trust-related data ("Customer Data") maintained by Integrated on data bases under the control and ownership of Integrated or other third party ("Data Access Services") constitute copyrighted, trade secret, or other proprietary information (collectively, "Proprietary Information") of substantial value to Integrated or other third party. In no event shall Proprietary Information be deemed Customer Data. The Trust agrees to treat all Proprietary Information as proprietary to Integrated and further agrees that it shall not divulge any Proprietary Information to any person or organization except as may be provided hereunder.

     27.  OTHER INFORMATION TO THE TRUST.
          ------------------------------

          Subject to such instructions, verification and approval of the Custodian and the Trust as shall be required by any agreement or applicable law, Integrated will also maintain such records as shall be necessary to furnish to the Trust the following: annual shareholder meeting lists, proxy lists and mailing materials, shareholder reports and confirmations and checks for disbursing redemption proceeds, dividends and other distributions or expense disbursements.

     28.  COOPERATION WITH ACCOUNTANTS.
          ----------------------------

          Integrated  shall  cooperate  with  the  Trust's   independent  public
accountants and shall take all reasonable action in the performance of its obligations under this Agreement to assure that the necessary information is made available to such accountants for the expression of their unqualified opinion where required for any document for the Trust.

     29.  SPECIAL SERVICES AND EXCEPTION PROCESSING.
          -----------------------------------------

          A. Integrated may provide special reports upon the request of the Trust or the Trust's investment adviser, which may result in an additional charge, the amount of which shall be agreed upon between the parties.

          B. Integrated may provide such other services with respect to the Trust as may be reasonably requested by the Trust, which may result in an additional charge, the amount of which shall be agreed upon between the parties.

          C. Integrated may provide exception processing upon the request of the Trust or the Trust's investment adviser, which may result in an additional charge, the amount of which shall be agreed upon between the parties. Exception processing includes, but is not limited to, processing which:

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

               (i) requires Integrated to use methods and procedures other than those usually employed by Integrated to perform its obligations under this Agreement;

               (ii) involves the provision of information to Integrated after the commencement of the nightly processing cycle of Integrated's transfer agency, administration and/or fund accounting processing system; or

               (iii) requires more manual intervention by Integrated, either in the entry of data or in the modification or amendment of reports generated by Integrated's transfer agency, administration and/or fund accounting processing system than is usually required.

     30.  FURTHER ACTIONS.
          ---------------

          Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof.

     31.  SUBCONTRACTING.
          --------------

          Integrated may, at its expense, and, upon prior written approval from the Trust, subcontract with any entity or person concerning the provision of the services contemplated hereunder; provided, however, that Integrated shall not be relieved of any of its obligations under this Agreement by the appointment of such subcontractor and provided further, that Integrated shall be responsible for all acts of such subcontractor as if such acts were its own.

     32.  COMPENSATION.
          ------------

          For performing its services under this Agreement, DHCM shall pay Integrated a monthly fee with respect to each series of the Trust in accordance with the schedules attached hereto as Schedule D.

     33.  EXPENSES.
          --------

          Integrated shall furnish, at its expense and without cost to DHCM the services of its personnel to the extent that such services are required to carry out its obligations under this Agreement. All costs and expenses not expressly assumed by Integrated under this Paragraph 33 shall be paid by DHCM, including, but not limited to, costs of meetings of the Board of Trustees and shareholders of the Trust, as well as costs and expenses for all regulatory filings, postage, envelopes, checks, drafts, continuous forms, bank charges, reports, communications, proxies, statements and other materials, file interface expenses (e.g., Fanmail, Broker Browser, Expeditor, other distribution partners), label file creation, Blue Sky filing fees, telephone, telegraph and remote transmission lines, EDGARization, printing, confirmations, fulfillment and any other shareholder correspondence, use of outside pricing services, use of outside mailing firms, necessary outside record storage, media for storage of records (e.g., microfilm, microfiche, computer tapes), pro rata expenses for preparation of Integrated's Fund Accounting and Transfer Agent SAS 70 reports, costs and fees, including employee time and system expenses, associated with exception processing and resolution of errors not caused by Integrated, and any and all

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

assessments, taxes or levies assessed on Integrated for services provided under this Agreement. Postage for mailings of dividends, proxies, reports and other mailings to all shareholders shall be advanced to Integrated three business days prior to the mailing date of such materials.

     34.  REFERENCES TO INTEGRATED OR THE TRUST.
          -------------------------------------

          A. Neither the Trust nor its agents shall circulate any printed matter which contains any reference to Integrated without the prior written approval of Integrated, excepting solely such printed matter as merely identifies Integrated as Administrative Services Agent, Transfer, Shareholder Servicing and Dividend Disbursing Agent and Accounting Services Agent. The Trust will submit printed matter requiring approval to Integrated in draft form, allowing sufficient time for review by Integrated and its counsel prior to any deadline for printing.

          B. Integrated shall not circulate any printed matter which contains any reference to the Trust without the prior written approval of the Trust, excepting solely such printed matter as merely identifies the Trust as a client of Integrated. Integrated will submit printed matter requiring approval to the Trust in draft form, allowing sufficient time for review by the Trust and its counsel prior to any deadline for printing.

     35.  EQUIPMENT FAILURES.
          ------------------

          In the event of equipment failures beyond Integrated's control, Integrated shall take all steps necessary to minimize service interruptions but shall have no liability with respect thereto. Integrated shall endeavor to enter into one or more agreements making provision for emergency use of electronic data processing equipment to the extent appropriate equipment is available.

     36.  INDEMNIFICATION OF INTEGRATED.
          -----------------------------

          A. Integrated may rely on information reasonably believed by it to be accurate and reliable. Except as may otherwise be required by the 1940 Act and the rules thereunder, neither Integrated nor its directors, officers, employees, shareholders, agents, control persons or affiliates of any thereof shall be subject to any liability for, or any damages, including consequential damages, expenses or losses incurred by the Trust in connection with any error of judgment, mistake of law, any act or omission connected with or arising out of any services rendered under or payments made pursuant to this Agreement or any other matter to which this Agreement relates, except by reason of willful misfeasance, bad faith or negligence on the part of any such persons in the performance of the duties of Integrated under this Agreement or by reason of reckless disregard by any of such persons of the obligations and duties of Integrated under this Agreement. Integrated may apply to the Trust at any time for instructions and may consult counsel for the Trust, or its own counsel, and with accountants and other experts with respect to any matter arising in connection with its duties hereunder, and Integrated shall not be liable or accountable for any action taken or omitted by it in good faith in accordance with such instruction, or with the opinion of such counsel, accountants, or other experts. Integrated shall not be held to have notice of any change of authority of any officers, employees, or agents of the Trust until receipt of written notice thereof have been received by Integrated from the Trust.

          B. Any person, even though also a director, officer, employee, shareholder or agent of Integrated, or any of its affiliates, who may be or become an officer, trustee, employee or agent of the Trust, shall be deemed, when rendering services to the Trust or acting on any business of the Trust, to be rendering such services to or acting solely as an officer, trustee, employee or agent of the Trust and not as a director, officer, employee, shareholder or agent of or one under the control or direction of Integrated or any of its affiliates, even though paid by one of these entities.

          C. Notwithstanding any other provision of this Agreement, DHCM shall indemnify and hold harmless Integrated, its directors, officers, employees, shareholders, agents, control persons and affiliates of any thereof from and against any and all losses, damages, claims, suits, actions, demands, expenses and liabilities (whether with or without basis in fact or law), including legal fees and expenses and investigation expenses, of any and every nature which Integrated may sustain or incur or which may be asserted against Integrated by any person by reason of, or as a result of: (i) any action taken or omitted to be taken by Integrated in good faith in reliance upon any certificate, instrument, order or share certificate believed by it to be genuine and to be signed, countersigned or executed by any duly authorized person, upon the oral instructions or written instructions of an authorized person of the Trust or upon the opinion of legal counsel for the Trust or its own counsel; or (ii) any action taken or omitted to be taken by Integrated in connection with its appointment in good faith in reliance upon any law, act, regulation or interpretation of the same even though the same may thereafter have been altered, changed, amended or repealed. However, indemnification under this subparagraph shall not apply to actions or omissions of Integrated or its directors, officers, employees, shareholders or agents in cases of its or their own negligence, willful misconduct, bad faith, or reckless disregard of its or their own duties hereunder; nor shall indemnification under this subparagraph apply in the event that DHCM brings a legal action against Integrated for any act or omission connected with or arising out of any services render under this Agreement.

          D. Notwithstanding anything to the contrary in this Agreement, in no event shall Integrated be liable to DHCM, the Trust or any third party for any special, consequential, punitive or incidental damages, even if advised of the possibility of such damages.

     37.  TERMINATION
          -----------

          A. The provisions of this Agreement shall be effective on the date first above written, shall continue in effect until May 31, 2005 ("Initial Term") and shall continue in force for three (3) years thereafter ("Renewal Term"), but only so long as such continuance is approved (1) by Integrated, (2) DHCM, (3) the Trust, (4) by a vote of a majority of the Trust's Trustees who are not parties to this Agreement or interested persons (as defined in the 1940 Act) of any such party, and (5) by vote of a majority of the Trust's Board of Trustees or a majority of the Trust's outstanding voting securities.

          B. Any party may terminate this Agreement at the end of the Initial Term or at the end of any subsequent Renewal Term by giving the other parties at least one hundred twenty (120) days' prior written notice of such termination specifying the date fixed therefore. In the event this Agreement is terminated by DHCM prior to the end of the Initial Term or any subsequent Renewal Term DHCM shall make a one-time cash payment to Integrated in consideration of services provided under this Agreement, and not as a penalty, equal to the remaining balance of the fees payable to Integrated under this Agreement through the end of the Initial Term or Renewal Term, as applicable. DHCM shall likewise reimburse Integrated for any out-of-pocket expenses and disbursements ("out-of-pocket expenses") reasonably incurred by Integrated in connection with the services provided under this Agreement within 30 days of notification to DHCM of such out-of-pocket expenses regardless of whether such out-of-pocket expenses were incurred before or after the termination of this Agreement.

          C. If a party materially fails to perform its duties and obligations hereunder (a "Defaulting Party") resulting in a material loss to another party or parties, such other party or parties (the "Non-Defaulting Party") may give written notice thereof to the Defaulting Party, which such notice shall set forth with sufficient detail the nature of the breach. The Defaulting Party shall have ninety (90) days from its receipt of notice to cure the breach. If such material breach shall not have been remedied to commercially reasonable operating standards, the Non-Defaulting Party may terminate this Agreement by giving sixty (60) days written notice of such termination to the Defaulting Party. If Integrated is the Non-Defaulting Party, its termination of this Agreement shall not constitute a waiver of any rights or remedies with respect to services it performed prior to such termination, or the right of Integrated to receive such compensation as may be due as of the date of termination or to be reimbursed for all reasonable out-of-pocket expenses. In all cases, termination by the Non-Defaulting Party shall not constitute a waiver by the Non-Defaulting Party of any other rights it might have under this Agreement or otherwise against a Defaulting Party.

          D. In the case of the following transactions, not in the ordinary course of business, namely, the merger of the Trust, or a series of the Trust, into or the consolidation of the Trust, or a series of the Trust, with another investment company, the sale by the Trust, or a series of the Trust, of all, or substantially all, of its assets to another investment company, or the liquidation or dissolution of the Trust, or a series of the Trust, and distribution of its assets, this Agreement will terminate and Integrated shall be released from any and all obligations hereunder upon the payment of the fees, disbursements and expenses due to Integrated through the end of the then current term of this Agreement. The parties acknowledge and agree that the liquidated damages provision set forth above in paragraph B shall be applicable in those instances in which Integrated is not retained to provide administration, fund accounting and/or transfer agency services respectively subsequent to the transactions listed above.

          E. Integrated will be entitled to collect from DHCM all reasonable expenses incurred in conjunction with termination of this Agreement, including but not limited to out-of-pocket expenses, employee time, system fees and fees charged by third parties with whom Integrated has contracted.

     38.  SERVICES FOR OTHERS.
          -------------------

          Nothing in this Agreement shall prevent Integrated or any affiliated person (as defined in the 1940 Act) of Integrated from providing services for any other person, firm or corporation (including other investment companies); provided, however, that Integrated expressly represents that it will undertake no activities which, in its judgment, will adversely affect the performance of its obligations to DHCM under this Agreement.

     39.  COMPLIANCE WITH GOVERNMENTAL RULES AND REGULATIONS.
          --------------------------------------------------

          The parties hereto acknowledge and agree that nothing contained herein shall be construed to require Integrated to perform any services for the Trust which services could cause Integrated to be deemed an "investment adviser" of the Trust within the meaning of Section 2(a)(20) of the 1940 Act or to supersede or contravene the Trust's prospectus or statement of additional information or any provisions of the 1940 Act and the rules thereunder. Except as otherwise provided in this Agreement and except for the accuracy of information furnished to it by Integrated, the Trust assumes full responsibility for complying with all applicable requirements of the 1940 Act, the Securities Act of 1933, as amended, and any other laws, rules and regulations of governmental authorities having jurisdiction, it being acknowledged that the Trust is relying on the best efforts of Integrated.

     40.  LIMITATION OF LIABILITY.
          -----------------------

          It is expressly agreed that the obligations of DHCM hereunder shall not be binding upon any of the Trustees, shareholders, nominees, officers, agents or employees of the Trust, personally, but bind only the trust property of the Trust. The execution and delivery of this Agreement have been authorized by the Trustees of the Trust and signed by an officer of DHCM, acting as such, and neither such authorization by such Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the trust property of the Trust.

     41.  SEVERABILITY.
          ------------

          In the event any provision of this Agreement is determined to be void or unenforceable, such determination shall not affect the remainder of this Agreement, which shall continue to be in force.

     42.  QUESTIONS OF INTERPRETATION.
          ---------------------------

          This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio. Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the 1940 Act shall be resolved by reference to such term or provision of the 1940 Act and to interpretations thereof, if any, by the United States Courts or in the absence of any controlling decision of any such court, by rules, regulations or orders of the SEC issued pursuant to said 1940 Act. In addition, where the effect of a requirement of the 1940 Act, reflected in any provision of this Agreement, is revised by rule, regulation or order of the SEC, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

     43.  NOTICES.
          -------

          All notices required or permitted under this Agreement shall be in writing (including telex and telegraphic communication) and shall be (as elected by the person giving such notice) hand delivered by messenger or courier service, telecommunicated, or mailed (airmail if international) by registered or certified mail (postage prepaid), return receipt requested, addressed to:

To DHCM:            Diamond Hill Capital Management, Inc.
                    375 North Front Street, Suite 300
                    Columbus, Ohio 43215-2262
                    Attention:  R.H. Dillon

To Integrated:      Integrated Fund Services, Inc.
                    221 East Fourth Street, Suite 300
                    Cincinnati, Ohio 45202
                    Attention:  Scott A. Englehart

or to such other address as any party may designate by notice complying with the terms of this Paragraph 43. Each such notice shall be deemed delivered (a) on the date delivered if by personal delivery; (b) on the date telecommunicated if by telegraph; (c) on the date of transmission with confirmed answer back if by telex, telefax or other telegraphic method or e-mail; and (d) on the date upon which the return receipt is signed or delivery is refused or the notice is designated by the postal authorities as not deliverable, as the case may be, if mailed.

     44.  AMENDMENT.
          ---------

          This Agreement may not be amended or modified except by a written agreement executed by all parties.

     45.  BINDING EFFECT.
          --------------

          Each of the undersigned expressly warrants and represents that he has the full power and authority to sign this Agreement on behalf of the party indicated, and that his signature will operate to bind the party indicated to the foregoing terms.

     46.  COUNTERPARTS.
          ------------

          This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     47.  FORCE MAJEURE.
          -------------

          Integrated assumes no responsibility hereunder, and shall not be liable, for any damage, loss of data, delay or any other loss whatsoever caused by events beyond its control, including and without limitation, acts of God, interruption of power or other utility, transportation, mail, or communication services, acts of civil or military authority, sabotages, war, insurrection, riots, national emergencies, explosion, flood, accident, earthquake or other catastrophe, fire, strike or other labor problems, legal action, present or future law, governmental order, rule or regulation, or shortages of suitable parts, materials, labor or transportation.

     48.  MISCELLANEOUS.
          -------------

          The captions in this Agreement are included for convenience of reference only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

                                        DIAMOND HILL CAPITAL MANAGEMENT, INC.


                                        By: /s/ R.H. Dillon
                                            ---------------------------
                                            R.H. Dillon
                                        Its:  President

                                        INTEGRATED FUND SERVICES, INC.


                                        By: /s/ Scott A. Englehart
                                            ---------------------------
                                            Scott A. Englehart
                                        Its:  President

                                                                      Schedule A

     In consideration of the compensation detailed in this Agreement, Integrated shall perform the following Administrative services:

     1. Prepare and file post-effective amendments to the registration statements and other documents on behalf of the series with the Securities and Exchange Commission and other federal and state regulatory authorities as required by law.

     2. Coordinate the scheduling of Board of Trustees' meetings, prepare the appropriate reports to the trustees and record and maintain the minutes.

     3.   Qualify each series for sale in various states ("blue sky" filings).

     4. Maintain all books and records of each series as required by federal and state laws.

     5. Coordinate the preparation, filing and distribution of proxy materials and periodic reports as required by law.

     6.   Coordinate and monitor third-party services.

     7. Provide reports necessary for the Investment Advisor to monitor compliance with federal and state rules and regulations.

     8.   Provide officers for the Trust, if desired.

     9. Prepare and maintain the necessary journals and schedules to report the required information on Form N-SAR.

     10. Prepare financial statements and supporting statements, footnotes, per share information and schedule of investments for the inclusion in the semiannual and annual reports.

     11. Conduct Investment Company Institute Compliance Training for Fund management and the investment adviser.

                                                                      Schedule B

     In consideration of the compensation detailed in this Agreement, Integrated shall perform the following Accounting services:

     1. Calculate net asset value and per share net asset value in accordance with the 1940 Act and the Trust's prospectus.

     2. Record all security transactions including appropriate gains and losses from the sale of portfolio securities.

     3.   Record interest income and dividend income.

     4. Record each series' capital share activities based upon purchase and redemption transactions received by the transfer agent.

     5.   Calculate a daily cash figure for investment purposes.

     6.   Monitor and seek authorization for payment of expenses of each series.

     7. Periodically report to the Trust or its authorized agents share purchases and redemptions and trial balances of each series.

     8. Prepare the necessary supporting computations on a book and tax basis to ensure each series complies with the requirements of Section 851 of the Internal Revenue Code.

     9.   Facilitate and perform tax planning and administration.

     10. Monitor all tax compliance calculations to ensure that each series qualifies as a regulated investment company pursuant to Subchapter M of the Internal Revenue Code.

     11. Assist independent accountants with the annual audit by preparing necessary annual audit work papers.

     12. Generate series performance calculations (including after-tax returns) and automated report dissemination.

     13. Maintain complete, accurate and current all records with respect to the Trust required to be maintained by the Trust under the Internal Revenue Code of 1986, as amended (the "Code"), and under the rules and regulations of the 1940 Act, and preserve said records in the manner and for the periods prescribed in the Code and the 1940 Act.

                                                                      Schedule C

                      ANTI-MONEY LAUNDERING PROGRAM SERVICE

In consideration of the compensation detailed in this Agreement, Integrated as Transfer Agent for Client shall perform the procedures described below as required by the USA PATRIOT Act of 2001 (the "Act") and applicable sections of the Bank Secrecy Act and the Internal Revenue Service Code.

     1. Develop and implement an anti-money laundering program reasonably designed to detect activities indicative of money laundering and achieve compliance with such regulatory requirements.

     2.   Monitor the accounts of Fund shareholders for suspicious activities.

     3. Implement training programs to educate its officers and employees regarding its and the Client's anti-money laundering policies and procedures.

     4. Designate a compliance officer with sufficient authority to oversee Integrated's anti-money laundering policies and procedures and to interact with the Client's Patriot Act Compliance Officer.

     5. Conduct an independent audit of the Client's anti-money laundering policies and procedures on an annual basis.

     6.   Provide the Client with a report of the independent audit findings.

     7. Provide appropriate Federal agencies with information and records relating to the Client's anti-money laundering program upon request, including access to inspect Integrated's activities related to the Client's anti-money laundering program.

     8. File Suspicious Activity Reports (SARs) or IRS Form 8300 reports as may be required.

     9. Check shareholder names against lists of known or suspected terrorists or terrorist organizations such as those persons and organizations listed on Treasury's Office of Foreign Assets Control (OFAC) or the Securities and Exchange Commission's Control List.

     10.  Comply with Customer Identification Verification requirements.

     11.  Retain records on behalf of the Client as required by the Act.

                                                                      Schedule D
                                                                  August 8, 2002

                                 Administration
                                 --------------

          Percentage Rate                    Average Daily Net Assets
          ---------------                    ------------------------
               0.110%                        First     $  500,000,000
               0.070%                        Second       500,000,000
               0.050%                        Over       1,000,000,000

The annual minimum fee per series is $45,000, with an additional $7,500 per additional class of shares.

                                 Fund Accounting
                                 ---------------

          Percentage Rate                    Average Daily Net Assets
          ---------------                    ------------------------
               0.040%                        First     $  500,000,000
               0.030%                        Second       500,000,000
               0.025%                        Over       1,000,000,000

The annual minimum fee per series is $30,000, with an additional $7,500 per additional class of shares.

                    Transfer Agency and Shareholder Services
                    ----------------------------------------

     Each series is charged an annual per account charge of $25 for each retail class and $22 for each institutional class. The annual minimum fee for each retail class is $30,000 and for each institutional class is $24,000.

     Anti-Money Laundering Program Service Fee:

                     Reimbursement for Out-of-Pocket Expense
                     ---------------------------------------

     Each series will reimburse Integrated for out-of-pocket expenses incurred in the performance of its services under this Agreement.

                  Annual Fees During Initial Term of Agreement
                  --------------------------------------------

     Notwithstanding the fee schedule set forth above, Integrated shall, during the Initial Term, receive a minimum fee from DHCM for Administration, Fund Accounting and Transfer Agency services for the Trust's series set forth on Schedule E of $300,000 in year one, $420,000 in year two and $510,000 in year three. These annual fees shall be prorated as services are provided by Integrated in an amount mutually agreed upon by Integrated and DHCM.

                                                                      Schedule E
                                                                  August 8, 2002

Diamond Hill Focus Fund
Diamond Hill Small Cap Fund
Diamond Hill Large Cap Fund
Diamond Hill Bank & Financial Fund
Diamond Hill Short Term Fixed Income
Diamond Hill Strategic Income Fund

                                   Addendum to
            Administration, Accounting and Transfer Agency Agreement
                                     Between
                    Diamond Hill Capital Management, Inc. and
                         Integrated Fund Services, Inc.

     Diamond Hill Capital Management, Inc. ("DHCM") understands and agrees that Integrated Fund Services, Inc. ("Integrated") shall assume its duties under the Administration, Accounting and Transfer Agency Agreement, dated August 8, 2002, on a schedule to be mutually agreed upon by the parties. It is expressly understood and agreed that until such time as Integrated assumes its duties as Administrator, Fund Accountant or Transfer Agent, respectively, Integrated shall have no responsibility to perform duties other than those assumed. It is further expressly understood and agreed that Integrated shall be paid only for those services actually assumed and performed.

     IN WITNESS WHEREOF, the parties hereto have caused this Addendum to be executed as of the day and year first above written.

                                        DIAMOND HILL CAPITAL MANAGEMENT, INC.

                                        By: /s/ R.H. Dillon
                                            ---------------------------
                                            R.H. Dillon
                                        Its:  President

                                        INTEGRATED FUND SERVICES, INC.

                                        By: /s/ Scott A. Englehart
                                            ---------------------------
                                            Scott A. Englehart
                                        Its:  President